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                                                                      EXHIBIT 12



                              PAGING NETWORK, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                   Three Months Ended        Nine Months Ended
                                                     September 30,              September 30,
                                                 ----------------------    ----------------------
                                                    1996         1995         1996         1995
                                                 ---------    ---------    ---------    ---------
Earnings:
      Net loss ...............................   $ (21,994)   $ (10,046)   $ (52,632)   $ (33,036)
      Fixed charges ..........................      36,321       32,309      105,815       83,796
                                                 ---------    ---------    ---------    ---------
          Earnings ...........................   $  14,327    $  22,263    $  53,183    $  50,760
                                                 =========    =========    =========    =========


Fixed charges:
      Interest expense .......................   $  30,033    $  27,041    $  87,354    $  69,448
      Amortization of deferred financing costs       1,233        1,056        3,800        3,034
      Interest portion of rental expense .....       5,055        4,212       14,661       11,314
                                                 ---------    ---------    ---------    ---------
          Fixed charges ......................   $  36,321    $  32,309    $ 105,815    $  83,796
                                                 =========    =========    =========    =========




Ratio of earnings to fixed charges ...........        --           --           --           --
                                                 =========    =========    =========    =========


Deficiency of earnings available to cover
      fixed charges ..........................   $ (21,994)   $ (10,046)   $ (52,632)   $ (33,036)
                                                 =========    =========    =========    =========